UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 03, 2025

XINDA DBA

TRIBAL RIDES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56366	37-1758469
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

26060 Acero, Mission Viejo, CA 92691

(Address of principal executive offices, including zip code)

949-434-7259

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.01	Changes in Control of Registrant

On February 3, 2025, Mr. Joseph Grimes, Chief Executive Officer and Board Member effected a transaction (the “Transaction”) in which Mr. Grimes sold 20,000,000 shares of stock of TRIBAL RIDES INTERNATIONAL CORP., 26060 Acero, Mission Viejo, CA, 92691, a Nevada Corporation (the "Company"), representing approximately 50% of all issued and outstanding shares of the Company, to Spark Capital Investments, LLC. In connection with the Transaction Mr. Grimes also resigned as Chief Executive Officer of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2025, Mr. Joseph Grimes, Mr. Sanjay Prasad and Mr. Steven Ritacco, each resigned from the Board of Directors of TRIBAL RIDES INTERNATIONAL CORP., 26060 Acero, Mission Viejo, CA, 92691, a Nevada Corporation (the "Company"). Mr. Ritacco also resigned as Chief Technology Officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribal Rides International Corp.

Date: February 07, 2025	By:	/s/ Joseph Grimes
Joseph Grimes, Chief Executive Officer

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